WMALT 2006-6 Rules

Group 1 Paydown Structure Rules

Pay to Class R until retired.

Pay to Classes 1CB1 and 1CB2 pro-rata until retired.

Type: 100% 30 yr conforming balance

Group Pass-Through Rate: 6.50%

Pricing Speed: 100% PPC (8 -> 20CPR /12 months)

NAS Bonds (“Lockout Certificates”): None.

Super-NAS Bonds (“Lockout Certificates”): None.

Z-Bonds (“Accrual Certificates”): None.

Accretion Directed Certificates: None.

AAA Support Bonds: Yes. Class 1CB2 will support Class 1CB1.

LIBOR Certificates: None.

Inverse IO Certificates: None.

Initial LIBOR: None.

Certificate Interest Rate: The certificate interest rate will equal the Group Pass-Through Rate.

Interest Only Certificates: None.

Cap Contract: None.

Accrual date: 07/01/2006

LIBOR Certificates Accrual date: Not applicable.

Group 2 Paydown Structure Rules

Pay to Classes 2A1 and 2A2 pro-rata until retired.

Type: 100% 30 yr jumbo balance

Group Pass-Through Rate: 6.50%

Pricing Speed: 100% PPC (8 -> 20 CPR /12 months)

NAS Bonds (“Lockout Certificates”): None.

Super-NAS Bonds (“Lockout Certificates”): None.

Z-Bonds (“Accrual Certificates”): None.

Accretion Directed Certificates: None.

AAA Support Bonds: Yes. Class 2A2 will support Class 2A1.

LIBOR Certificates: None.

Inverse IO Certificates: None.

Initial LIBOR: None.

Certificate Interest Rate: The certificate interest rate will equal the Group Pass-Through Rate.

Interest Only Certificates: None.

Cap Contract: None.

Accrual date: 07/01/2006

LIBOR Certificates Accrual date: Not applicable.

Group 3 Preliminary Paydown Structure Rules

Pay to Classes 3CB1 and 3CB2 pro-rata until retired.

Type: 100% 30 yr conforming balance

Group Pass-Through Rate: 7.00%

Pricing Speed: 100% PPC (8 -> 20 CPR /12 months)

NAS Bonds (“Lockout Certificates”): None.

Super-NAS Bonds (“Lockout Certificates”): None.

Z-Bonds (“Accrual Certificates”): None.

Accretion Directed Certificates: None.

AAA Support Bonds: Yes. Class 3CB2 will support Class 3CB1.

LIBOR Certificates: None.

Inverse IO Certificates: None.

Initial LIBOR: None.

Certificate Interest Rate: The certificate interest rate will equal the Group Pass-Through Rate.

Interest Only Certificates: None.

Cap Contract: None.

Accrual date: 07/01/2006

LIBOR Certificates Accrual date: Not applicable.

Group 4 Preliminary Paydown Structure Rules

Pay to Class 4A until retired.

Type: Seasoned collateral

Group Pass-Through Rate: WAC coupon

Pricing Speed: 35 CPR

NAS Bonds (“Lockout Certificates”): None.

Super-NAS Bonds (“Lockout Certificates”): None.

Z-Bonds (“Accrual Certificates”): None.

Accretion Directed Certificates: None.

AAA Support Bonds: None.

LIBOR Certificates: None.

Inverse IO Certificates: None.

Initial LIBOR: None.

Certificate Interest Rate: The certificate interest rate will equal the Group Pass-Through Rate.

Interest Only Certificates: None.

Cap Contract: None.

Accrual date: 07/01/2006

LIBOR Certificates Accrual date: Not applicable.

Notes

Closing date: 07/28/2006

Print date: 07/26/2006

First pay date: 08/25/2006

Clean-up call: Groups 1, 2, and 3 in the aggregate have a 10% call. Group 4 has a stand alone 5% call. The trust will end when the last of the 2 calls is made.

WACIO: CX, will be formed by crossing WACIO’s from Groups 1, 2, and 3. Normalized to a 6.50% coupon.

WACPO: There is no WACPO.

Subordinates: Groups 1, 2, and 3 will be crossed to form LB1, LB2, LB3, LB4, LB5, and LB6.
Group 4 will have a stand alone group of subordinates 4B1, 4B2, 4B3, 4B4, 4B5, and 4B6.

C-PPP bond: $100 principal balance. C-PPP will only apply to Groups 1, 2, and 3. $100 will be placed in a reserve fund and pays in month 48, but will accrue no interest.